UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        June 26, 2013
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On June 26, 2013, inTEST Corporation (the "Company") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders voted on the following matters:

1.

To elect as directors the six nominees named in inTEST's proxy statement and filed with the Securities and Exchange Commission on April 30, 2013, with each director to serve until the next annual meeting of stockholders. Each nominee for director was elected by a vote of the stockholders as follows:

	Nominee	Votes For	Votes Withheld	Broker Non-Votes
	Alyn R. Holt	4,919,433	775,530	2,951,603
	Robert E. Matthiessen	4,932,933	762,030	2,951,603
	Steven J. Abrams, Esq.	5,471,680	223,283	2,951,603
	Stuart F. Daniels, Ph.D.	4,288,487	1,406,476	2,951,603
	William Kraut	5,471,780	223,183	2,951,603
	James W. Schwartz, Esq.	4,835,175	859,788	2,951,603
2.

Ratification of the selection of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The proposal was approved by a vote of stockholders as follows:

	Votes For	Votes Against	Votes Abstained
	8,627,178	18,888	500
3.	Approval of the compensation of our named executive officers. The proposal was approved by a votes of stockholders as follows:
	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	5,529,723	148,623	16,617	2,951,603
4.

Frequency of future advisory votes on the compensation of our named executive officers. The frequency approved by a majority vote of stockholders was 3 years and the results of the voting were as follows:

	1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
	1,559,569	205,841	3,916,680	12,873	2,951,603

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   June 28, 2013